Form of Notice of Withdrawal of Tender

Exhibit D

Notice of Withdrawal of Tender

Regarding Limited Partner Interests in

Morgan Stanley Institutional Fund of Hedge Funds LP

Tendered Pursuant to the Offer to Purchase

Dated July 17, 2008

Withdrawal Rights Will Expire at,

and This Notice of Withdrawal Must Be Received by

Morgan Stanley Institutional Fund of Hedge Funds LP by,

12:00 Midnight, Eastern Time, on September 29, 2008,

Unless the Offer Is Extended.

Complete this form only if you would like to rescind your previous Tender Request.

Complete this Notice of Withdrawal and Return or Deliver to

Morgan Stanley Institutional Fund of Hedge Funds LP:

c/o Morgan Stanley Alternative Investment Partners LP

One Tower Bridge

100 Front Street, Suite 1100

West Conshohocken, Pennsylvania 19428-2881

Attn: Robin Coroniti

For additional information:

Phone: (610) 260-7600

Fax: (212) 507-8307

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Complete this form only if you would like to rescind your previous tender request.

Ladies and Gentlemen:

The undersigned wishes to withdraw the tender of its limited partner interest (or the relevant portion thereof) in Morgan Stanley Institutional Fund of Hedge Funds LP (the “Fund”) for purchase by the Fund, which tender was previously submitted by the undersigned in a Letter of Transmittal Regarding Limited Partner Interests in the Fund Dated July 17, 2008.

Such tender was in the amount of:

☐	All of the undersigned’s limited partner interest.

☐	That amount of the undersigned’s limited partner interest having the following dollar value.

$

☐	That amount of the undersigned’s limited partner interest whose value is in excess of the required minimum net asset value of $25,000,000 (or, in the case of any limited partner admitted to the Fund before March 1, 2005, $250,000).

The undersigned recognizes that, upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed (a) the undersigned’s limited partner interest (or portion thereof) in the Fund previously tendered will not be purchased by the Fund upon expiration of the tender offer described above and (b) the Fund’s acceptance of the undersigned’s tender request, along with the non-negotiable Promissory Note previously issued to the undersigned and dated as of [Acceptance Date], will be deemed null and void.

Account Number:

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SIGNATURE(S):

FOR INDIVIDUAL INVESTORS AND JOINT TENANTS:	FOR OTHER INVESTORS:

Signature	Print Name of Investor
(SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON APPLICATION FORM UPON PURCHASE OF SHARES)

Print Name of Investor	Signature
(SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON APPLICATION FORM UPON PURCHASE OF SHARES)

Joint Tenant Signature if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON APPLICATION FORM UPON PURCHASE OF SHARES)	Print Name of Signatory and Title

Print Name of Joint Tenant	Co-signatory if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON APPLICATION FORM UPON PURCHASE OF SHARES)

Print Name and Title of Co-Signatory

Date:

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